                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by registrant [X]
Filed by a party other than the registrant [  ]
Check the appropriate box:
[  ] Preliminary proxy statement
[X] Definitive proxy statement
[  ] Definitive additional materials
[  ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Forest Laboratories, Inc.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in its Charter)

                           Forest Laboratories, Inc.
--------------------------------------------------------------------------------

                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5)  Total fee paid:

--------------------------------------------------------------------------------

[  ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

--------------------------------------------------------------------------------

1)  Amount previously paid:

--------------------------------------------------------------------------------

2)  Form, schedule or registration statement No.:

--------------------------------------------------------------------------------

3)  Filing party:

--------------------------------------------------------------------------------

4)  Date filed:

------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           FOREST LABORATORIES, INC.

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of the Stockholders of Forest Laboratories, Inc. (the "Company") will be held on August 16, 1999 at 10:00 a.m., at Chase Manhattan Corporate Headquarters, 270 Park Avenue, New York, New York for the following purposes:

       1. To elect a Board of seven Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

       2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending March 31, 2000 (Proposal
       2); and

       3. To transact such other business as may properly be brought before the Meeting.

    Stockholders of record at the close of business on June 21, 1999 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report for the fiscal year ended March 31, 1999 is being mailed to stockholders simultaneously herewith.

    YOU ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT, KINDLY FILL IN AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES, AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR VOTE CAN BE RECORDED. THIS MAY SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

                                        By Order of the Board of Directors
                                        WILLIAM J. CANDEE, III,
                                        SECRETARY

June 30, 1999
New York, New York

                           FOREST LABORATORIES, INC.
                                909 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                PROXY STATEMENT

    Your proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting (the "Meeting") of Stockholders to be held on Monday, August 16, 1999, or any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and form of proxy are being mailed to stockholders on or about June 30, 1999.

    Any stockholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of revocation to the Secretary of the Company; mere attendance at the Meeting, without such notice, will not revoke the proxy. Properly executed proxies will be voted in the manner directed by a stockholder and, if no direction is made, will be voted for the election of each of the seven nominees for election as directors and in favor of the other proposals described herein.

    The Board of Directors does not intend to present at the Annual Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

    As of June 21, 1999, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 83,301,658 shares of the Company's common stock, par value $.10 per share (the "Common Stock") which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon.

    The Company's by-laws provide that stockholders holding a majority of the outstanding shares of Common Stock shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is necessary for the approval of Proposal 2.

    Votes at the Meeting will be tabulated by two independent inspectors of election appointed by the Company or the Company's transfer agent. As the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and "broker non-votes" will have no effect on the outcome of such election. As the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy is necessary for the approval of Proposal 2, an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Company believes that, in accordance with American Stock Exchange rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors and Proposal 2. Shares as to which brokers have not exercised such discretionary authority or received instructions from beneficial owners are considered "broker non-votes."

    Only stockholders of record at the close of business on June 21, 1999 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

    IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO INSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY PROMPTLY.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth as of June 21, 1999 the name, address and holdings as to each person (including any "group" as defined in Section 13(d) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                                                           AMOUNT AND
                                                                                           NATURE OF
NAME AND ADDRESS                                                                           BENEFICIAL     PERCENT
  OF BENEFICIAL OWNER                                                                      OWNERSHIP     OF CLASS
----------------------------------------------------------------------------------------  ------------  -----------
Howard Solomon                                                                               5,072,306(1)       6.09%
 909 Third Avenue
 New York, New York, 10022
J.P. Morgan & Co., Incorporated                                                             10,732,792(2)      12.88%
 60 Wall Street
 New York, New York, 10260
FMR Corp.                                                                                    8,090,570(3)       9.71%
 82 Devonshire Street
 Boston, Massachusetts 02109

------------------------

(1) Includes 3,550,000 shares subject to options exercisable by Mr. Solomon within 60 days from the date hereof, which shares are deemed to be outstanding for purposes of calculating Mr. Solomon's percentage ownership, but not for purposes of calculating any other person's percentage ownership.

(2) Based upon information set forth in an Information Statement on Schedule 13G filed by J.P. Morgan & Co, Incorporated ("J.P. Morgan") with the SEC with respect to accounts maintained by third persons at J.P. Morgan.

(3) Based upon information set forth in an Information Statement on Schedule 13G filed by FMR Corp. with the SEC with respect to accounts maintained by third persons at FMR Corp.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The by-laws of the Company provide that there shall be three to eleven directors, with such number to be fixed by the Board of Directors. Effective at the time and for the purposes of the Meeting, the number of directors of the Company, as fixed by the Board of Directors pursuant to the by-laws of the Company, is seven.

    Unless otherwise specified, each proxy received will be voted for the election as directors of the seven nominees named below (each of whom was elected at the 1998 Annual Meeting of Stockholders) to serve until the 2000 Annual Meeting of Stockholders and until his successor shall be duly elected and qualified. Each of the nominees has consented to be named a nominee in the Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the Company's by-laws.

    The following persons have been nominated as directors:

                                                                                                                HAS BEEN
NAME AND PRINCIPAL                                                                                             A DIRECTOR
OCCUPATION OR POSITION                                                                                AGE         SINCE
------------------------------------------------------------------------------------------------      ---      -----------

Howard Solomon                                                                                            71         1964
  Chairman of the Board and Chief Executive Officer. Mr. Solomon has served as Chief Executive
  Officer of the Company since 1977.

William J. Candee, III                                                                                    72         1959
  Of Counsel, Rivkin, Radler & Kremer, Attorneys at Law, where Mr. Candee had been a partner since May 1989.

George S. Cohan                                                                                           75         1977
  President, The George Cohan Company, Inc. consultants, since June 1989. For more than five years prior thereto, Mr. Cohan served as President of Doremus & Co., Inc. and its predecessors, an advertising and public relations firm.

Dan L. Goldwasser                                                                                         59         1977
  Partner, Vedder, Price, Kaufman, Kammholz & Day, Attorneys at Law, since May 1992.

Kenneth E. Goodman                                                                                        51         1998
  President and Chief Operating Officer of the Company since December 1998. For eighteen years prior thereto, Mr. Goodman served as Vice President-Finance and Chief Financial Officer of the
  Company and in addition served as Executive Vice President-Operations since February 1998.

Lester B. Salans, M.D.                                                                                    63         1998
  Clinical Professor and member of the Clinical Attending Staff Internal Medicine, Mount Sinai
  Medical School and member of the Adjunct faculty, Rockefeller University for more than the past five years. Dr. Salans was formerly Vice President, Academic and Scientific Affairs and
  Vice President, Preclinical Research at Sandoz Pharmaceutical Corporation.

Phillip M. Satow                                                                                          58         1998
  Independent Consultant. Prior to his resignation in December 1998, Mr. Satow served as
  Executive Vice President of the Company since February 1998. Prior thereto, Mr. Satow served as Executive Vice President-Marketing since 1985.

    Certain information regarding the beneficial ownership of Common Stock by each such director and nominee is set forth below at "Security Ownership of Management."

                       EXECUTIVE OFFICERS OF THE COMPANY

NAME                                                       AGE      POSITION WITH THE COMPANY
-----------------------------------------------------      ---      -----------------------------------------------------

Howard Solomon                                                 71   Chairman of the Board and Chief Executive Officer

Kenneth E. Goodman                                             51   President and Chief Operating Officer

Raymond Stafford                                               50   Executive Vice President-Global Marketing

Lawrence S. Olanoff, M.D., Ph.D.                               47   Executive Vice President-Scientific Affairs

Elaine Hochberg                                                42   Vice President-Marketing

    See the table of nominees for election as directors for biographical data with respect to Messrs. Solomon and Goodman.

    Raymond Stafford was elected Executive Vice President-Global Marketing effective December 1998. For more than 5 years prior thereto, Mr. Stafford served as Vice President-Europe and was based in Dublin, Ireland.

    Dr. Lawrence S. Olanoff was elected Executive Vice President-Scientific Affairs of the Company in December 1998. From October 1995 through February 1998, Dr. Olanoff served as Vice President-Scientific Affairs and served as Senior Vice President-Scientific Affairs from and after February 1998. From 1993 until he joined the Company in 1995, Dr. Olanoff was Senior Vice President, Clinical Research and Development at Sandoz Pharmaceutical Corporation. For nine years prior thereto, Dr. Olanoff was employed by The Upjohn Company, where his last position was Corporate Vice President, Clinical Development and Medical Affairs.

    Elaine Hochberg was elected Vice President-Marketing of the Company in February 1998. From June 1997 through February 1998, Ms. Hochberg served as Vice President-Marketing of Forest Pharmaceuticals, Inc., a wholly-owned subsidiary of Forest. Prior to joining Forest in 1997, Ms. Hochberg was Assistant Vice President-Marketing at Wyeth-Lederle Laboratories.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of shares of Common Stock of the Company as of June 21, 1999 of (i) the Chief Executive Officer and each of the Company's other executive officers at March 31, 1999, (ii) each director and nominee to serve as a director and (iii) all directors and executive officers of the Company as a group:

NAME OF                                                                           AMOUNT AND NATURE OF   PERCENT OF
BENEFICIAL OWNER                                                                  BENEFICIAL OWNERSHIP      CLASS
--------------------------------------------------------------------------------  --------------------  -------------

Howard Solomon                                                                           5,072,306(1)       6.09   %

William J. Candee, III                                                                      33,416(2)         *

George S. Cohan                                                                             37,000(3)         *

Dan L. Goldwasser                                                                           38,340(4)         *

Kenneth E. Goodman                                                                       1,218,400(5)       1.46   %

Lester B. Salans, M.D.                                                                      16,000(6)         *

Phillip M. Satow                                                                            52,430(7)         *

Raymond Stafford                                                                                 0            *

Dr. Lawrence S. Olanoff                                                                     14,392            *

Elaine Hochberg                                                                             12,000(8)         *

All directors and executive officers as a group                                          6,494,284(9)       7.80   %

------------------------

*   less than 1%

(1) Includes 3,550,000 shares subject to options exercisable within 60 days of the date hereof.

(2) Includes 30,000 shares subject to options exercisable within 60 days of the date hereof.

(3) Includes 30,000 shares subject to options exercisable within 60 days of the date hereof.

(4) Includes 30,000 shares subject to options exercisable within 60 days of the date hereof. Does not include 1,300 shares owned by Mr. Goldwasser's wife as to which shares Mr. Goldwasser disclaims beneficial ownership.

(5) Includes 1,175,000 shares subject to options exercisable within 60 days of the date hereof.

(6) Includes 16,000 shares subject to options exercisable within 60 days of the date hereof. Does not include 800 shares owned by Dr. Salans' wife as to which shares Dr. Salans disclaims beneficial ownership.

(7) Includes 6,480 shares held in trusts, of which Mr. Satow is a trustee, for the benefit of Mr. Satow's children.

(8) Includes 12,000 shares subject to options exercisable within 60 days of the date hereof.

(9) Includes 4,843,000 shares subject to options exercisable within 60 days of the date hereof.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Federal securities laws require that the individuals and groups listed in the preceding table must report to the SEC and the Company, within certain periods, how many shares of the Company's equity securities they own and if they conducted certain transfers in such securities. Based upon information furnished by these stockholders, the Company believes that all required filings for the most recent fiscal year and prior fiscal years have been made.

                             EXECUTIVE COMPENSATION

    The following table sets forth, for the fiscal years ended March 31, 1999, 1998 and 1997, compensation paid by the Company to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer during fiscal year 1999 who were serving at the end of such fiscal year, including salary, bonuses, stock options and certain other compensation:

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                                                                                AWARDS(1)
                                                        --------------------             ------------------------
                                                                                                      ALL OTHER
                                                                    SALARY      BONUS     OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION                               YEAR        ($)        ($)        (#)        ($)(2)
------------------------------------------------------  ---------  ---------  ---------  ---------  -------------
Howard Solomon,                                              1999    667,521    100,000    150,000       29,191
Chairman and Chief                                           1998    621,271     60,000    200,000       28,987
Executive Officer                                            1997    610,021          0          0       20,803

Kenneth E. Goodman,                                          1999    444,264     75,000     75,000       22,936
President and Chief                                          1998    413,014     50,000    100,000       18,780
Operating Officer                                            1997    405,514          0          0       14,852

Raymond Stafford,                                            1999(3)   117,629         0    75,000            0
Executive Vice President-
Global Marketing

Dr. Lawrence S. Olanoff,                                     1999    413,750     75,000     75,000       20,109
Executive Vice President-                                    1998    382,500     50,000     40,000       17,903
Scientific Affairs                                           1997    356,250     35,000     60,000        5,509

Elaine Hochberg,                                             1999    257,000     40,000     20,000       18,929
Vice President-Marketing                                     1998(4)   187,615    20,000    80,000        3,887

------------------------

(1) The Company has no long term incentive compensation plan other than its several Employee Stock Option Plans described herein and various individually granted options. The Company does not award stock appreciation rights, restricted stock awards or long term incentive plan pay-outs.

(2) Consists of group term life insurance and compensation credited to such executive officers pursuant to the Forest Laboratories, Inc. Savings and Profit Sharing Plan (the "Plan"), which covers employees of the Company and certain of its subsidiaries. Under the Plan, all regular employees of the Company and certain subsidiaries who are employed for at least six months prior to the Plan year end become participants of the Plan. Contributions, which are made at the discretion of the Company's Board of Directors, may not exceed 25 percent of the individual Plan participant's gross salary (up to a maximum salary of $150,000), including allocated forfeitures for the Plan year. Plan participants vest over a period of 3 to 7 years of credited service. The Company did not pay or provide other forms of annual compensation (such as perquisites) to any of the named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers.

(3) Reflects compensation from the date Mr. Stafford was appointed as an Executive Officer of the Company.

(4) Reflects compensation from the date Ms. Hochberg joined the Company.

OPTIONS GRANTED IN FISCAL 1999

    The following information is furnished for the fiscal year ended March 31, 1999 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

                                                                                               POTENTIAL REALIZABLE
                                                                                                      VALUE
                                                                                             AT ASSUMED ANNUAL RATES
                                                                                                        OF
                                                                                             STOCK PRICE APPRECIATION
                                              % OF TOTAL                                               FOR
                                OPTIONS     OPTIONS GRANTED    EXERCISE PRICE                   OPTION TERM($)(1)
                                GRANTED      TO EMPLOYEES        PER SHARE      EXPIRATION   ------------------------
NAME                              (#)     DURING FISCAL YEAR       ($/S)           DATE          5%          10%
-----------------------------  ---------  -------------------  --------------  ------------  ----------  ------------

Howard Solomon                   150,000           13.26%           48.3438      12/18/2008   4,560,473    11,557,135

Kenneth E. Goodman                75,000            6.63%           48.3438      12/18/2008   2,280,237     5,778,568

Raymond Stafford                  75,000            6.63%           48.3438      12/18/2008   2,280,237     5,778,568

Dr. Lawrence S. Olanoff           75,000            6.63%           48.3438      12/18/2008   2,280,237     5,778,568

Elaine Hochberg                   20,000            1.77%           48.3438      12/18/2008     608,063     1,540,951

------------------------

(1) Represents the potential value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options. The increase in shareholders' equity to all shareholders of the Company measured over the same period at the same assumed rates of appreciation and based upon the market price for the Common Stock on the date such options were granted would be $2,531,693,212 and $6,415,807,667, respectively.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR END OPTION VALUES

    The following information is furnished for the fiscal year ended March 31, 1999 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock option exercises during such fiscal year.

                                                               NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN THE
                                  SHARES                      OPTIONS AT 3/31/99 (#)      MONEY OPTIONS AT 3/31/99 ($)
                                 ACQUIRED        VALUE      ---------------------------  ------------------------------
NAME                          ON EXERCISE(#)  REALIZED($)   EXERCISABLE NON-EXERCISABLE   EXERCISABLE   NON-EXERCISABLE
----------------------------  --------------  ------------  ----------  ---------------  -------------  ---------------

Howard Solomon                     716,748      23,086,827   3,400,000       150,000       141,274,960      1,223,430

Kenneth E. Goodman                       0               0   1,100,000        75,000        44,012,480        611,715

Raymond Stafford                    49,500       1,453,124           0       170,500                 0      3,935,871

Dr. Lawrence S. Olanoff             90,000       2,765,108           0       205,000                 0      5,455,460

Elaine Hochberg                     12,000         342,750           0        88,000                 0      2,538,874

BENEFITS AGREEMENTS

    On December 1, 1989 the Board of Directors adopted a policy of granting certain medical insurance benefits to senior corporate executive officers and their spouses upon the completion of 10 years of service by such senior officers. The benefit would be provided to such executives and their spouses for their lifetimes following the termination of such executive's employment with the Company, and would be equivalent to the medical insurance benefits provided to such executives as of the date of their termination or as of December 1, 1989, if more favorable. The benefit need not be provided to the extent and for any time that the executive obtained comparable insurance from a subsequent employer. The Company has entered into formal written benefits agreements with each of Messrs. Solomon, Goodman and Satow (who retired in December 1998) granting the 10 year service benefit.

    Effective March 31, 1994, the Company entered into "split dollar" life insurance benefit agreements with each of Messrs. Solomon, Satow and Goodman. Each of these agreements provides that the Company will pay the premiums on a life insurance policy owned by and for the benefit of the executive. Upon the death of the executive (or other realization by the executive upon the principal amount of the policy), proceeds of the life insurance policy will be applied to repay the Company for all premiums paid on behalf of the executive. The Company is obligated to continue to pay premiums under these agreements until the covered life insurance policies are paid in full, notwithstanding the termination of the executive's employment with the Company. The Company is further obligated to pay all such premiums in a lump sum in the event the Company undergoes a "change in control."

    The Company has entered into employment agreements with several key employees, including each of Messrs. Solomon, Goodman, Dr. Olanoff, Mr. Stafford, and Ms. Hochberg. Each of these agreements becomes effective only upon the occurrence of a "change in control" and provides that the executive is entitled to salary, bonus and benefits for a three year period following a "change in control" of the Company if the executive's employment terminates during such period without cause or for good reason. Subject to certain exceptions, a "change in control" is (i) an acquisition of 20% or more of the Common Stock or voting securities of the Company by a person or group not acquiring their shares directly from the Company, (ii) a change in the majority of the current Board of Directors or their designated successors not consented to by such current Board of Directors or designated successors, and (iii) a liquidation or dissolution of the Company or merger, consolidation or sale of all or substantially all of the Company's assets which involves a greater than 50% change in the shareholders of the Company or the replacement of a majority of the current Board of Directors or their designated successors.

STOCK OPTIONS

    The Company's 1990 and 1994 Employee Stock Option Plans and the 1998 Stock Option Plan (the "Plans") provide that options may be granted to employees, including executive officers, to purchase shares of Common Stock at a price per share fixed by the Board of Directors, provided that, in the case of Incentive Stock Options ("ISO's"), as defined by Section 422 of the Internal Revenue Code of 1986 (the "Code"), such price may not be less than fair market value on the date of the option grant. All employees of the Company and its subsidiaries are eligible to receive options under the Plans.

    The Plans provide that the Board of Directors may determine the employees to whom options are to be granted and the number of shares subject to each option. The purchase price for shares must be paid in cash or by the tender of shares of Common Stock having a fair market value, as determined by the Board, equal to the option exercise price.

    The non-employee directors of the Company participate in the 1998 Stock Option Plan (the "1998 Plan"). Under the 1998 Plan an initial grant of options covering 14,000 shares of Common Stock are automatically granted to persons who become non-employee directors from and after the adoption of the 1998 Plan. Twenty-five percent of the foregoing options become exercisable on the date of grant and on each anniversary of such date until all such options are exercisable.

    The 1998 Plan further provides for the automatic annual grant to each of the Company's non-employee directors of options to purchase 2,000 shares of Common Stock on the date of their annual election or re-election by the Company's stockholders. Each such option grant is at an exercise price equal to the average price of the Common Stock on the American Stock Exchange on the date of grant and become exercisable six months after the date of option grant. All options granted under the 1998 Plan to non-employee directors have a term of 10 years from the date of grant (but in no event more than three months following the optionee's ceasing to serve as a member of the Company's Board of Directors).

DIRECTORS' COMPENSATION

    In addition to automatic annual option grants under the 1998 Plan, each non-employee director of the Company received $22,500 for his services as director during the fiscal year ended March 31, 1999, except for Mr. Candee who received $25,000 for his services as director and the Company's secretary and Chairman of the Audit Committee.

                           COMMITTEES; BOARD MEETINGS

    The Company has an audit committee composed of Messrs. Candee and Goldwasser. During the fiscal year ended March 31, 1999, the audit committee met on two occasions for the purpose of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements and scope of the audit; and (iii) reviewing the Company's internal accounting procedures and controls and recommendations of the Company's auditors.

    The Company has a compensation committee composed of Messrs. Candee, Cohan, Goldwasser and Dr. Salans, each of whom are non-employee directors of the Company. During the fiscal year ended March 31, 1999, the compensation committee met on one occasion to make recommendations concerning salary and bonus for the Company's executive officers for the 1999 year and to make recommendations as to the grant of stock options to such executive officers.

    The Company does not have a nominating committee.

    The Board of Directors of the Company held three meetings during the fiscal year ended March 31, 1999 and no incumbent director attended fewer than 75% of the aggregate of such meetings and the number of meetings of each committee of which he is a member.

                        REPORT ON EXECUTIVE COMPENSATION
                           BY THE BOARD OF DIRECTORS
                         AND THE COMPENSATION COMMITTEE

COMPENSATION POLICY

    The Company's Board of Directors (the "Board") is responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses and the award of stock options (in the case of options to be granted under the Company's Employee Stock Option Plans, such responsibility is limited to the recommendation of awards to the Company's Stock Option Committee). The Board is currently composed of seven members, five of whom are non-employee directors and two of whom, Messrs. Solomon and Goodman, are, respectively, the Chairman and Chief Executive Officer, and President and Chief Operating Officer, of the Company. In addition, four of the non-employee directors, Messrs. Goldwasser, Candee, Cohan and Dr. Salans, serve as a Compensation Committee and Stock Option Committee which recommends salary increases and bonuses to the Board and administers the granting of options under the Company's Stock Option Plans, including the award of options to the Company's executive officers.

    The policy of the Board is to provide compensation to the Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the long term growth objectives of the Company and the enhancement of shareholder value as reflected in the growth of the Company's market capitalization. Contributions to specific Company objectives, including the development and acquisition of new product opportunities, the progress of clinical and other studies and development activities required to bring new ethical pharmaceutical products to market and the successful marketing of the Company's principal products are evaluated in setting compensation policy. Executive compensation decisions have traditionally been made on a calendar year basis.

    Long term incentive compensation policy consists exclusively of the award of stock options under the Company's Employee Stock Option Plans and individual option grants, which serve to identify the reward for executive performance with increases in value created for shareholders.

COMPANY PERFORMANCE AND CEO COMPENSATION

    Executive compensation for the fiscal year ended March 31, 1999 consisted of base salary, an annual bonus and the award of stock options by the Stock Option Committee as indicated at "Options Granted in Fiscal 1999." The Board met in December 1998 to review executive compensation for the calendar year commencing January 1, 1999. The Board reviewed data relating to operating and financial goals and achievements (and specifically relating to the launch of Celexa-TM- (citalopram HBr), the Company's selective serotonin reuptake inhibitor ("SSRI") for the treatment of depression, and related transactional and infra-structure developments, and the in-licensing and acquisition of products and product development opportunities), the recent history of the compensation granted by the Board to the Company's highest paid executive officers, the compensation policy of the Board and rules of the SEC with respect to disclosure of the compensation and compensation policies applicable to executive officers of the Company.

    The Compensation Committee and the Board noted the achievement of the successful launch of Celexa and related achievements: the implementation of a co-promotion arrangement with the Parke-Davis division of the Warner-Lambert Company, the completion of the expansion and training of Forest's salesforce, the success of Forest's scientific team in achieving Food and Drug Administration approval for Celexa, the successful scale up of manufacturing and distribution capacity to assure adequate and timely supplies of samples and trade product, and the achievement of a significant and growing market share by Celexa in the SSRI category during the initial marketing period. The Compensation Committee and the Board also considered the future product opportunities provided by license and joint venture arrangements with H. Lundbeck A/S, the Company's licensor of Celexa.

    The Compensation Committee and the Board considered several key factors in determining the executive compensation of the highest paid officers, including, the accomplishment of strategic objectives during the past year described above, and the fact that the compensation of the Company's executive officers was below or within the range of compensation paid to officers in other pharmaceutical companies, based on a survey presented to the Board in connection with the prior year's compensation review. Accordingly, the Board approved an increase in base compensation and granted bonus and stock options for the Company's senior executive officers, including the Chief Executive Officer.

    During fiscal 1999, the Stock Option Committee awarded stock options to Howard Solomon, Chairman and Chief Executive Officer, Kenneth E. Goodman, President and Chief Operating Officer, Dr. Lawrence Olanoff, Executive Vice President-Scientific Affairs, Raymond Stafford, Executive Vice President-Global Marketing and Elaine Hochberg, Vice President-Marketing as set forth in the table set forth at "Options Granted in Fiscal 1999" in the amounts set forth therein. The Stock Option Committee resolved to continue the Company's long-standing policy of utilizing the award of stock options (which provide value to the executive over time as growth in the market price of the Company's shares reflects the successful achievement of the Company's business objectives) to identify the success of the Company's executives with the growth in equity value to the Company's shareholders. The size of the award made was determined based upon such officer's contribution to the achievement of the performance objectives described above and the Committee's view of an appropriate equity position to be maintained by the Company's executive officers in light of the Company's market capitalization. Each of these factors was equally considered.

                                          THE BOARD OF DIRECTORS
                                          Howard Solomon
                                          George S. Cohan(1)
                                          William J. Candee, III(1)
                                          Dan L. Goldwasser(1)
                                          Kenneth E. Goodman
                                          Dr. Lester B. Salans(1)
                                          Phillip M. Satow

------------------------

(1) Compensation Committee and Stock Option Committee Member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Howard Solomon, the Company's Chairman and Chief Executive Officer, and Kenneth E. Goodman, the Company's President and Chief Operating Officer, are members of the Board and participated in deliberations concerning executive compensation. Each of such executive officers abstained from voting with respect to his own compensation.

                               PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poors Health Care Drugs Index and the Standard & Poors MIDCAP 400 Index over the same period (assuming the investment of $100 in the Common Stock, the S&P Health Care Drugs Index and the S&P MIDCAP 400 on March 31, 1994, and the reinvestment of all dividends).

                   COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG FOREST LABORATORIES, INC., THE S & P MIDCAP 400 INDEX AND THE S & P HEALTH CARE (DRUGS-MAJOR PHARMACEUTICALS) INDEX
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   FOREST LABS INC (FRX)

                                                                         Cumulative Total Return
                                                                                            3/94       3/95       3/96       3/97
FOREST LABORATORIES, INC.                                                                     NA         NA         NA         NA
S & P MIDCAP 400                                                                             100        108        139        154
S & P HEALTH CARE (DRUGS-MAJOR PHARMACEUTICALS)                                              100        152        242        311

                   FOREST LABS INC (FRX)

                                                                   3/98       3/99
FOREST LABORATORIES, INC.                                            NA         NA
S & P MIDCAP 400                                                    230        222
S & P HEALTH CARE (DRUGS-MAJOR PHARMACEUTICALS)                     552        750

                   FOREST LABS INC (FRX)                                    750
                                                                                          750
                                                                                          100

FOREST LABORATORIES, INC.
S & P MIDCAP 400
S & P HEALTH CARE (DRUGS-MAJOR PHARMACEUTICALS)

*$100 INVESTED ON 3/31/94 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS,
FISCAL YEAR ENDED MARCH 31.

                                   PROPOSAL 2
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

    The firm of BDO Seidman, LLP has audited the financial statements of the Company for each of the three fiscal years ended March 31, 1999. The Board of Directors desires to continue the services of BDO Seidman, LLP for the current fiscal year ending March 31, 2000. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment by the Board of Directors of the firm of BDO Seidman, LLP to audit the financial statements of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting, shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPOINTMENT OF BDO SEIDMAN, LLP

                                 MISCELLANEOUS

ANNUAL REPORT

    The Company's 1999 Annual Report is being mailed to stockholders contemporaneously with this Proxy Statement.

FORM 10-K

    UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED MARCH 31, 1999. REQUESTS SHOULD BE MAILED TO CORPORATE SECRETARY, FOREST LABORATORIES, INC., 909 THIRD AVENUE, NEW YORK, NEW YORK 10022.

COST OF SOLICITATION

    The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company and a commercial proxy solicitation firm may be engaged to assist in the solicitation of proxies. Whether either measure will be necessary depends entirely upon how promptly proxies are received. No outside proxy solicitation firm has been selected or employed by the Company in respect of the Meeting as of the date of this Proxy Statement, and the Company is unable to estimate the costs to it of any such services.

PROPOSALS OF STOCKHOLDERS; STOCKHOLDER BUSINESS

    Proposals of stockholders to be presented at the 2000 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than March 3, 2000. In order to comply with applicable provisions of the Company's By-Laws, stockholders intending to present proposals at the 2000 Annual Meeting must give notice thereof in writing to the Secretary of the Company not later than the close of business on June 16, 2000 nor earlier than the close of business on May 16, 2000. In addition, in accordance with applicable rules of the Securities and Exchange Commission, proxies submitted in connection with the 2000 Annual Meeting may confer discretionary authority on individuals designated by the Company to vote in respect of any matter to come before such meeting as to which the Company has not received notice by May 15, 2000.

    Stockholders are urged to send in their proxies without delay.

                                          WILLIAM J. CANDEE, III,
                                          SECRETARY

Dated: June 30, 1999

                           FOREST LABORATORIES, INC.

        PROXY - FOR THE ANNUAL MEETING OF STOCKHOLDERS - AUGUST 16, 1999

        The undersigned stockholder of FOREST LABORATORIES, INC., revoking any previous proxy for such stock, hereby appoints Howard Solomon and Kenneth E. Goodman, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of FOREST LABORATORIES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 16, 1999 at 10:00 A.M. at Chase Manhattan Corporate Headquarters, 270 Park Avenue, New York, New York, and any adjournments thereof on all matters coming before said meeting.
        In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which this proxy is given FOR proposals 1 and 2, each of which are set forth on this card.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The Board of Directors Recommends a Vote FOR proposals 1 and 2.

                          (continued on reverse side)


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

                                                            Please mark
                                                            your choices
                                                            like this      /X/
--------------
ACCOUNT NUMBER         COMMON





1. Election of seven Directors: Howard Solomon, William J. Candee, III, George
S. Cohan, Dan L. Goldwasser, Lester B. Salans, Kenneth E. Goodman, Phillip M. Satow.

              FOR all             WITHHOLD
              nominees            AUTHORITY
                / /                  / /


------------------------------
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided above.)



                                                      FOR      AGAINST   ABSTAIN
2. Ratification of BDO Seidman, LLP as Accountants    / /        / /       / /



Please sign here exactly as your name(s) appear(s) on this proxy. If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

Dated
      -----------------------------------

-----------------------------------------
(Signature)

-----------------------------------------
(Signature)

PLEASE MARK BOXES IN BLUE OR BLACK INK

PLEASE SIGN, DATE AND MAIL IN THE ENVELOPE PROVIDED


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